Exhibit 10.14

55 N. Water Street, STE #1; Norwalk, CT 06854 Ph: (203) 899-3100 / Fax: (408) 521-3159	KAYAK Insertion Order #: IO10963 Customer IO/PO: Advertiser: Expedia Client Campaign: Expedia 2012 Revision Number: New

CONTACT INFORMATION

Agency: Main Contact: Kathryn Kennedy Address: 3150 139th Ave. SE Bellevue, WA 98005 Phone: (425) 679-7813 Email: kkennedy@expedia.com	KAYAK Sales Contact: Rich Bratton Phone: 702-610-7342 Email: rich@kayak.com

Billing Contact: SEM Billing Account Address: 333 108th Ave NE Bellevue, WA 98004 Phone: (425) 679-7200 main line Email: sembilling@expedia.com	Account Manager: Jason Adams Phone: (203) 523-0867 Email: jadams@kayak.com

CAMPAIGN DETAILS

Start	End	Property/Platform/ Product/Ad Size	Vertical/Targeting Type/Target	Quantity	Cost Model	Rate	Spend
03-01-12	12-31-12	Kayak.US RON Booking Bubble Results	Flight	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US RON Booking Bubble Results	Hotels	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US Mobile Compare Strip Results	Hotels	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US Mobile Compare Strip Results	Flight	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US RON Compare Strip Results	Flight	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US Mobile Compare Strip Results	Car Rental	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US RON Compare Strip Front Door	Flight Pre-Check	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US RON Compare Strip Front Door	Hotels Pre-Check	[ ]*	CPC	[ ]*	[ ]*

*	CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

55 N. Water Street, STE #1; Norwalk, CT 06854 Ph: (203) 899-3100 / Fax: (408) 521-3159	KAYAK Insertion Order #: IO10963 Customer IO/PO: Advertiser: Expedia Client Campaign: Expedia 2012 Revision Number: New

Start	End	Property/Platform/ Product/Ad Size	Vertical/Targeting Type/Target	Quantity	Cost Model	Rate	Spend
03-01-12	12-31-12	Kayak.US RON Compare Strip Front Door	Car Rental Pre-Check	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US RON Compare Strip Front Door	Vacations Pre-Check	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US RON Compare Strip Front Door	Cruise Pre-Check	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	RON Display		[ ]*	CPM	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US RON SOP Text Links	Deals	[ ]*	CPC	[ ]*	[ ]*
03-01-12	12-31-12	Kayak.US RON SOP Text Links	Deals	[ ]*	CPC	[ ]*	[ ]*
Total Spend: [ ]*

NOTES

The following placements and associated revenue are non-cancelable for the first 90 days from commencement, after 90 days funds can be reallocated within any existing or new placements : display, mobile, and floating compare to. Total revenue [    ]*

TERMS AND CONDITIONS

Except as expressly set forth in the Modified/Additional Terms in in Addendum A and Overview of DOT Advertising Regulations in Addendum B, both attached hereto (“Modified Terms”), this Insertion Order between Advertiser or Agency and Kayak Software Corporation is governed by the Standard Terms and Conditions for Internet Advertising for Media Buys of One Year or Less v 3.0 (the “IAB Terms”) located at http://www.iab.net/media/file/IAB_4As-tsandcs-FINAL.pdf. If there is a conflict between the Modified Terms and the IAB Terms, the Modified Terms shall govern.

*	CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

55 N. Water Street, STE #1; Norwalk, CT 06854 Ph: (203) 899-3100 / Fax: (408) 521-3159	KAYAK Insertion Order #: IO10963 Customer IO/PO: Advertiser: Expedia Client Campaign: Expedia 2012 Revision Number: New

Agreed and Accepted:

KAYAK SOFTWARE CORPORATION	AGENCY/ADVERTISER

By: /s/ Constance Edwards	By: /s/ Dara Khosrowshahi

Name: Constance Edwards	Name: Dara Khosrowshahi

Title: Director of Client Services	Title: President & CEO

Date: 3/5/2012	Date: 2/20/2012

*	CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

55 N. Water Street, STE #1; Norwalk, CT 06854 Ph: (203) 899-3100 / Fax: (408) 521-3159	KAYAK Insertion Order #: IO10963 Customer IO/PO: Advertiser: Expedia Client Campaign: Expedia 2012 Revision Number: New

Addendum A Modified IAB Terms/Additional Terms:

1.	Billing Terms: The campaign details defined in the IO shall be governed solely by Kayak’s billing system (or a third-party system selected solely by Kayak).

2.	Parties: The last sentence of the introductory paragraph of the IAB Terms shall be deleted and replaced with the following: “This terms shall govern the relationship between Kayak and Company defined on the 10, regardless of whether Company is an Advertiser or Agencyfor an Advertiser.”

3.	Payment Terms: The first sentence of Section III(a) of the IAB Terms shall be deleted and replaced with the following: “The initial invoice will be sent by Media Company within forty-five (45) days of the start date of the campaign. All invoices shall be due within (Net 30) days of receipt.”

4.	Ad Tags: Section IX(f) of the IAB Terms shall be deleted and replaced with the following: “Except for HSP products where only the tracking prefix is used, Third Party Ad Tags will be implemented so that they are functional in all aspects.”

5.	Delivery: For Suite of Products, clicks will be delivered via the Deals section and/or the Weekly Email Newsletter, at Kayak’s sole discretion.

6.	Tracking: Links tracking activity generated by email products will be live for the duration of the promotion period or for 14 days after the date on which the promotion is launched, whichever is shorter.

7.	Changes to IO: Upon written agreement between the parties (including approvals by way of email), the parties may mutually agree to alter the “Flight Dates” or adjust the budget of an existing Ad placement so long as the total budget has no change. By way of clarity, the parties must approve a signed written IO for any new Ad placements (even if merely a budget shift) or an addition or subtraction to the total budget.

8.	Governing Law: This IO will be governed by the laws of the State of Connecticut, and both parties agree that any claims, legal proceedings, or litigation arising in connection with the IO (including these terms and the IAB Terms) will be brought solely in the state of Connecticut, and the parties consent to the jurisdiction of such courts.

9.	Non-Cancelable: If Advertiser/Agency cancels any email inclusion within ten (10) days of the scheduled date, Advertiser/Agency shall owe Kayak fifty percent (50%) of the Total Spend for such campaign defined above.

*	CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

55 N. Water Street, STE #1; Norwalk, CT 06854 Ph: (203) 899-3100 / Fax: (408) 521-3159	KAYAK Insertion Order #: IO10963 Customer IO/PO: Advertiser: Expedia Client Campaign: Expedia 2012 Revision Number: New

10.	Termination: Either Kayak or Agency / Advertiser may terminate this Insertion Order with 30 days prior written notice.

*	CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

55 N. Water Street, STE #1; Norwalk, CT 06854 Ph: (203) 899-3100 / Fax: (408) 521-3159	KAYAK Insertion Order #: IO10963 Customer IO/PO: Advertiser: Expedia Client Campaign: Expedia 2012 Revision Number: New

Addendum B to Kayak Software Corporation

Advertising Agreements/Insertion Orders

Overview of Department of Transportation Advertising Regulations

This summary is intended to provide our advertisers with an overview of U.S. Department of Transportation (“DOT”) regulations that may apply to any advertisements for air transportation (including any travel packages that include air transportation). This summary is not all-inclusive and you should consult your own legal counsel to ensure your advertisements are compliant with DOT and other applicable advertising regulations. We do, however, expect you to comply with all applicable laws and to generally provide full and complete disclosure to consumers so they can make informed decisions before deciding to purchase any travel products from you.

Do DOT’s rules apply to you?

The DOT expects U.S. and foreign airlines who do business in the U.S., tour operators, online travel companies, travel agents and anyone selling or offering air transportation in the U.S. to comply.

Is it an “advertisement”?

DOT advertising regulations apply to any communication about air transportation, including offline media (newspapers and television), the Internet, emails, websites, press releases, brochures and even trade publications.

What if you don’t comply?

DOT can take enforcement action, including fines of up to $27,500 per occurrence and $27,500 for each day a violation continues.

What is the “full fare rule”?

The full fare rule requires that advertisements for airfare show “the entire price to be paid by the customer to the air carrier, or agent, for such air transportation, tour or tour component”. This means that the first time the fare is advertised, and each time thereafter that it appears, it should be the full cost, i.e., with all mandatory fees and taxes included in the fare. AS OF JANUARY 26, 2012, ALL TAXES AND FEES MUST BE INCLUDED IN THE ADVERTISED FARE.

How does the full fare rule work?

You MUST include all taxes, fees and surcharges in the advertised price. You CANNOT list any taxes, fees or surcharges separately (i.e. you have to include them in the advertised fare). These include (1) U.S. customs and agricultural inspection fees, (2) U.S. international departure and

*	CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

55 N. Water Street, STE #1; Norwalk, CT 06854 Ph: (203) 899-3100 / Fax: (408) 521-3159	KAYAK Insertion Order #: IO10963 Customer IO/PO: Advertiser: Expedia Client Campaign: Expedia 2012 Revision Number: New

arrivals taxes ($16.70 as of January 1, 2012, with annual inflation adjustments), (3) passenger facility charges, (4) the per segment portion of the federal excise tax for domestic flights ($3.80 as of January 1, 2012, with annual inflation adjustments) and the percentage portion of the federal excise tax for domestic flights (7.5%), (5) the September 11th Security Fee, (6) airline imposed fuel surcharges, (7) airline-imposed insurance surcharges, (8) foreign government taxes (whether imposed on a percentage, per passenger, per segment, or other basis), and (9) mandatory service fees (such as online travel company fees). As ofJanuary 26, 2012, taxes or fees NO LONGER CAN BE EXCLUDED FROM THE ADVERTISED FARE. This is a change of DOT policy, which previously allowed certain Government-imposed taxes and fees to be listed separately. ALL ADVERTISEMENTS MUST BE COMPLIANT WITH THE REVISED DOT POLICY BY JANUARY 26, 2012.

However, once a fully-inclusive fare has been provided to consumers, additional information also may be provided — i.e., a list of the taxes and fees that are included in that fully-inclusive fare may be provided. If you choose to provide additional information to customers about the taxes and fees that are included in a fully-inclusive fare, the information must be less prominent than the fully-inclusive fare, and also must be accurate.

What about “percentage off” advertising?

If an ad offers a percentage-off discount (e.g. “up to 40% off”), clicking on the ad must lead the customer to a screen that displays the markets and carriers to which the discount is applicable. DOT also requires that the benchmark fare have been available in reasonable quantities for a reasonable period before the ad appears. In addition, the benchmark fare must also be subject to the same restrictions as the advertised fare (e.g. Saturday night stay requirements), or clicking on the ad must lead the customer to a screen that explain the differences.

Do you have to disclose fare restrictions?

Any substantial fare restrictions must also be displayed prominently and in proximity to the advertised fare, in the same manner as for excluded taxes and fees. These include:

•	minimum/maximum length of stay

•	roundtrip purchase requirements

•	ticket change and cancellation fees

•	blackout dates

•	conditions on refunds

•	time restrictions for purchasing the fare

•	advance purchase conditions

•	paper ticket fees

•	checked and carry-on baggage fees

*	CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

55 N. Water Street, STE #1; Norwalk, CT 06854 Ph: (203) 899-3100 / Fax: (408) 521-3159	KAYAK Insertion Order #: IO10963 Customer IO/PO: Advertiser: Expedia Client Campaign: Expedia 2012 Revision Number: New

DOT recently has adopted specific requirements for baggage fee disclosure. Generally, prior to purchase, links to baggage fee information must be provided (but agents only need provide information for carry-on bags and first/second checked bags; airlines, in contrast, must provide comprehensive information).

In addition, a reasonable number of seats must be available at the advertised price for a reasonable period (i.e. at least 72 hours). A “reasonable number” of seats is likely at least 10% of seats within the scope of the sale. It might be higher — DOT has not specifically defined this threshold. If the availability thresholds that existed when the ad was originally displayed do not continue to be met, the ad can no longer be displayed. That means that if an advertisement will run over a period of days, you need to periodically checkavailability and update the price if the earlier stated price is no longer available.

Can you advertise “free” tickets?

If you plan to advertise a “buy one, get one free” deal or other “free” ticket offer, the main text of the ad must disclose if the fare is higher than other fares offered by the same carrier in the same market. Additionally, if any of the fare restrictions above apply, they must be disclosed. Additionally, effective January 26, 2012, if the customer must pay any taxes/fees on a ticket, it no longer can be advertised as “free” because all mandatory taxes/fees must be included in the promoted price.

What does it mean that ads must be “internally consistent”?

DOT requires that ads be internally consistent. This means that the large print of the advertisement must be the same as all information in the small print or elsewhere on the ad or the website to which it links. For example, the ad cannot say in the main text that a price is available through date Y and in later fine print disclose that it actually is only available through date X.

Are there other rules that apply to airfare advertising?

Yes. There are also specific rules for public charter flights, disclosure of code-share information, each-way fare advertising, on time performance advertising, cabotage, embargoes by the Office of Foreign Asset Control, and requirements that you must abide by all representations made to consumers, including in your privacy policy. DOT can also investigate and enforce each of these rules. YOU SHOULD CONSULT WITH YOUR LEGAL COUNSEL ABOUT THESE AND ALL REGULATIONS THAT APPLY TO YOUR ADVERTISEMENTS.

*	CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.